UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 30, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Europe 2001 HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16261 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

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250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective October 1, 2007, (New) ASML Holding N.V. (NASDAQ ticker “ASMLD”) replaced ASML Holding N.V. (NASDAQ ticker “ASML”) as an underlying constituent of the Europe 2001 HOLDRS Trust due to the capital repayment and reverse stock split of ASML Holding N.V. For the 7 shares of ASML Holding N.V. per 100 share round lot of Europe 2001 HOLDRS, The Bank of New York received 6.22222222222 shares of (New) ASML Holding N.V. Effective October 1, 2007, creations of Europe 2001 HOLDRS require 6.22222222222 shares of (New) ASML Holding N.V. per 100 share round lot of Europe 2001 HOLDRS .

Effective October 29, 2007, ASML Holding N.V. (NASDAQ ticker “ASMLD”) changed its ticker symbol back to “ASML.”

Effective August 9, 2007, DaimlerChrysler AG (NYSE ticker “DCX”), an underlying constituent of the Europe 2001 HOLDRS Trust, changed its ticker symbol to “DAI.”

Effective October 25, 2007, DaimlerChrysler AG (NYSE ticker “DAI”), an underlying constituent of the Europe 2001 HOLDRS Trust, changed its name to Daimler AG.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits
99.1	Europe 2001 HOLDRS Trust Prospectus Supplement dated September 30, 2007 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

Date: November 14, 2007	By:	/s/ Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Europe 2001 HOLDRS Trust Prospectus Supplement dated September 30, 2007 to Prospectus dated August 15, 2007.